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                                                                   Exhibit 10.1A

                                REPLAYTV, INC.

           SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
           --------------------------------------------------------


     This Seventh Amended and Restated Investors' Rights Agreement (the "Agreement") is entered into as of the 10th day of March, 2000, by and among
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ReplayTV, Inc., a California corporation (the "Company"), persons holding at
                                               -------
least a majority of the Registrable Securities under the Sixth Amended and Restated Investors' Rights Agreement dated January 25, 2000 (the "Existing
                                                                  --------
Rights Agreement") (as "Registrable Securities" is defined under the Existing
----------------        ----------------------
Rights Agreement) (the "Prior Holders") and the Purchasers under the Series G
                        -------------
Preferred Stock Purchase Agreement (the "Series G Agreement") of even date
                                         ------------------
herewith (the "Series G Purchasers" and collectively with the Prior Holders, the
               -------------------
"Investors").
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                                   RECITALS

     WHEREAS, the Company wishes to raise additional capital by issuing Series G Preferred Stock with the rights, privileges and preferences set forth in the Seventh Amended and Restated Articles of Incorporation attached to the Series G Agreement.

     WHEREAS, pursuant to Section 3.7 of the Existing Rights Agreement, the Existing Rights Agreement may be amended by written consent of the holders of a majority of the outstanding shares of the Registrable Securities and the Company; and

     WHEREAS, a condition to the Series G Purchasers' obligations under the Series G Agreement is that the Company and the Investors enter into this Agreement in order to provide the Series G Purchasers with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series G Preferred Stock purchased by the Series G Purchasers, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company and the Investors each desire to induce the Series G Purchasers to purchase shares of Series G Preferred Stock pursuant to the Series G Agreement by agreeing to the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereby agree that the Existing Rights Agreement is amended and restated in its entirety as follows:

                                   AGREEMENT
                                   ---------


     1.   Registration Rights. The Company and the Investors covenant and agree
          -------------------
as follows:

               1.1  Definitions.  For purposes of this Section 1:
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                    (a)  The terms "register," "registered," and "registration"
                                    --------    ----------        ------------
refer to a registration effected by preparing and filing a registration statement or similar document in
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compliance with the Securities Act of 1933, as amended (the "Act"), and the
                                                             ---
declaration or ordering of effectiveness of such registration statement or document;

                    (b)  The term "Registrable Securities" means (i) the shares
                                   ----------------------
of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock (including any such shares of Series E Preferred Stock that may be issued upon exercise of outstanding warrants to purchase Series E Preferred Stock held by Imperial Bancorp (the "Warrant Stock")), Series
                                                        -------------
F Preferred Stock and Series G Preferred Stock (such shares of Common Stock are collectively referred to hereinafter as the "Stock"); provided, however, that,
                                             -----    --------  -------
for the purposes of Sections 1.2, 1.4 or 1.13 hereof, the Warrant Stock (and the Common Stock issuable upon conversion thereof) shall not be deemed Registrable Securities or Stock and a holder of Warrant Stock shall not be deemed a Holder, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock; provided, however, that the foregoing
                                 --------  -------
definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                    (c)  The number of shares of "Registrable Securities then
                                                  ---------------------------
outstanding" shall be determined by the number of shares of Common Stock
-----------
outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                    (d)  The term "Holder" means any person owning or having the
                                   ------
right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof;

                    (e)  The term "Form S-3" means such form under the Act as in
                                   --------
effect on the date hereof or any successor form under the Act; and

                    (f)  The term "SEC" means the Securities and Exchange
                                   ---
Commission.

               1.2  Request for Registration    .
                    --------------------------

                    (a) If the Company shall receive at any time after the earlier of (i) February 1, 2003, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option,

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stock purchase or similar plan or an SEC Rule 145 transaction pursuant to which the Company's securities are not listed on a national exchange or an over-the-counter market), a written request from Holders of not less than 35% of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of not less than $5,000,000, then the Company shall, within ten
(10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty
(20) days of the mailing of such notice by the Company in accordance with
Section 3.5.

                    (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities
            ------------------
covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities requested for inclusion in the registration by each Holder; provided, however,
                                                            --------  -------
that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                    In the event that the underwriter informs the Initiating Holders that marketing factors require a reduction in the number of shares to be underwritten of greater than 50% of the aggregate number of shares requested for inclusion by the Initiating Holders, then a majority in interest of the Initiating Holders may notify the Company and the underwriters in writing that they elect to withdraw their request for registration, provided that such notice
                                                       --------
is given no later than 10 business days following the underwriter's written notice of the reduction in the number of shares to be registered. In the event of such withdrawal, the request for registration shall not be considered as a request for registration for purposes of Sections 1.2(d) and 1.7(a).

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                    (c)  Notwithstanding the foregoing, if the Company shall
furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this
                    --------  -------
right more than once in any twelve-month period.

                    (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                         (i)   After the Company has effected two (2)
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                         (ii)  During the period starting with the date thirty
(30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                         (iii) If the Initiating Holders propose to dispose of
shares of Registrable Securities, all of which may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

               1.3  Company Registration. If (but without any obligation to do
                    --------------------
so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. If shares are withdrawn from the registration, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.8 hereof.

               1.4  Form S-3 Registration. In case the Company shall receive
                    ---------------------
from any Holder or Holders of not less than 20% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                    (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders but not more than sixty (60) days after the receipt of such request. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

               1.5  Obligations of the Company.  Whenever required under this
                    --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days, provided, however, that (1) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the underwriter or the Company; (2) such 120-day period shall be extended to the extent reasonably necessary to respond to or incorporate comments provided by counsel to the Holders, as set forth below, and (3) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis. Prior to filing such registration statement or any amendment thereto, if requested in writing by the Holders, the Company shall also deliver copies of the registration statement to one special counsel designated by the Holders and permit a reasonable opportunity for such counsel to provide comments prior to filing.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them. The Company shall also make available to the Holders copies of the registration statement and any amendments thereto.

                    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (g) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                    (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                    (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

               1.6  Furnish Information. It shall be a condition precedent to
                    -------------------
the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of any Holder or Holders failing to provide the information set forth in the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

               1.7  Expenses of Registration.
                    ------------------------

                    (a)  Demand Registration. All expenses other than stock
                         -------------------
transfer taxes and underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one (1) counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a

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majority of the Registrable Securities to be registered (in which case all withdrawing Holders shall bear such expenses), unless (i) the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 1.2 (ii) the withdrawal is due to the occurrence of a material adverse effect regarding the Company or its business which was not known by the Initiating Holders prior to their request for registration, (iii) the withdrawal is due to the Company exercising its right to defer the registration pursuant to Section 1.2(c), Section 1.2(d)(ii) or Section 1.4(b)(3), or (iv) the Initiating Holders withdraw the registration following a limitation by the underwriter in the number of shares to be underwritten pursuant to Section 1.2(b).

                    (b)  Company Registration. The Company shall bear and pay
                         --------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one (1) counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, but excluding stock transfer taxes and underwriting discounts and commissions relating to Registrable Securities.

                    (c)  Registration on Form S-3. All expenses incurred in
                         ------------------------
connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company, and any underwriters' discounts or commissions associated with Registrable Securities, shall be borne, for the first two registrations pursuant to Section 1.4, by the Company, and for any registrations pursuant to Section 1.4 thereafter, pro rata by the Holder or Holders participating in the Form S-3 Registration.

               1.8  Underwriting Requirements.  In connection with any offering
                    -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities and shares of Common Stock of the Company with registration rights (if any), requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding provision concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with
                       -------------------
respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence. With further regard to allocation, if any Holder or other selling shareholder does not request inclusion of the maximum number of shares of Registrable Securities and other shares of Common Stock with registration rights allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling shareholders whose allocation did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and other shares of Common Stock with registration rights which would be held by such Holders and other selling shareholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and other shares of Common Stock with registration rights which may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated.

               1.9  Delay of Registration.  No Holder shall have any right to
                    ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

               1.10 Indemnification. In the event any Registrable Securities are
                    ---------------
included in a registration statement under this Section 1:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners and agents, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or
 ------------
several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material
 ---------
fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating, defending and settling any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, its agents, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating, defending and settling any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action) or the receipt of actual knowledge of any claim as to which indemnity may be sought, such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                    (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                    (f) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

               1.11 Reports Under Securities Exchange Act of 1934. With a view
                    ---------------------------------------------
to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                    (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times following the effective date of the first registration statement under the Act filed by the Company for the offering of its securities to the general public;

                    (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                    (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                    (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time following the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

               1.12 Assignment of Registration Rights. The rights to cause the
                    ---------------------------------
assigned (but only with all related obligations) by a Holder to (i) any partner or retired partner of any Holder that is a partnership, (ii) any member or former member of any Holder that is a limited liability company, (iii) any family member or trust or other entity primarily for the benefit of any individual Holder (iv) any transferee or assignee that controls, is controlled by or is under common control with any Holder that is a corporation or a limited liability company (with "control" defined for the purposes of this Section 1.12 as beneficial ownership of voting securities that constitute at least 50% of the voting power of the entity), or (v) a transferee or assignee of at least 100,000 shares (as appropriately adjusted for stock splits, stock dividends, combinations and the like) of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. The provisions of Section 3.9 of this Agreement shall govern for the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

               1.13 Limitations on Subsequent Registration Rights. From and
                    ---------------------------------------------
after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his or her securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

               1.14 "Market Stand-Off" Agreement. Each Holder hereby agrees
                     ---------------------------
that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                    (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                    (b) all officers and directors of the Company and all one-percent (1%) securityholders are bound by and have entered into similar agreements; and

                    (c) to the extent that the Company and the underwriter of the Company's Common Stock or other securities of the Company releases any Registrable Securities from the obligations of this Section 1.14, such release shall apply on a pro-rata basis such that each Holder is entitled to release from the restrictions imposed by this Section 1.14 that number of Registrable Securities obtained by multiplying (i) the proportion of Registrable Securities held by such Holder to the total number of Registrable Securities then outstanding by (ii) the aggregate number of Registrable Securities released.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

               Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

               1.15 Termination of Registration Rights. No Holder shall be
                    ----------------------------------
entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or (ii) such time as Rule 144 or another similar exemption under the Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

          2.   Covenants of the Company.
               ------------------------

               2.1  Delivery of Financial Statements. The Company shall deliver
                    --------------------------------
to each Investor holding not less than 200,000 shares of Registrable Securities (as determined in accordance with Section 3.9 of this Agreement and as adjusted for recapitalizations, stock splits, stock dividends and the like):

                    (a) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"),
                                                                       ----
and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

                    (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter; and

                    (c) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operations for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

               2.2  Additional Information. As long as an Investor holds not
                    ----------------------
less than 200,000 shares of Registrable Securities (as determined in accordance with Section 3.9 of this Agreement), as adjusted for recapitalizations, stock splits, stock dividends and the like, upon request, the Company will deliver the following reports to such Investor:

               (a) as soon as practicable after the end of each fiscal month, and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company as at the end of such month, and unaudited consolidated statements of income and unaudited consolidated statements of cash flows for such month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than accompanying notes), all in reasonable detail and shall include a comparison against plan;

               (b) as soon as practicable, but in any event prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

               (c) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request (including, without limitation, making available copies of registration statements on Form S-1 filed by the Company), provided, however, that the Company shall not be obligated under this subsection (c) to provide information which it deems in good faith to be a trade secret or similar confidential information.

          2.3  Inspection.  The Company shall permit each Investor who holds
               ----------
not less than 200,000 shares of Registrable Securities (as determined in accordance with Section 3.9 of this Agreement and as adjusted for recapitalizations, stock splits, stock dividends and the like), at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.4  Termination of Information and Inspection Covenants.  The
               ---------------------------------------------------
covenants set forth in Sections 2.1, 2.2 and 2.3 shall terminate as to Investors and be of no further force or effect upon the earlier of (i) the consummation of the Company's sale of its Common Stock in an underwritten public offering pursuant to an effective registration statement filed under the Securities Act or (ii) the registration by the Company of a class of its equity securities under Section 12(b) or 12(g) of the Exchange Act.

          2.5  Right of First Offer.  Subject to the terms and conditions
               --------------------
specified in this Section 2.5, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this
Section 2.5, a "Major Investor" shall mean any person who holds at least 200,000
                --------------
shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or

Series G Preferred Stock (or the Common Stock issued upon conversion thereof) (as determined in accordance with Section 3.9 of this Agreement and as adjusted for recapitalizations, stock splits, stock dividends and the like). A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

               Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such
                ------
Shares to each Major Investor in accordance with the following provisions:

                    (a) The Company shall deliver a notice by confirmed fax or by overnight courier ("Notice") to the Major Investors stating (i) its bona fide
                       ------
intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                    (b) Within twenty (20) calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a "Fully-Exercising Investor") of any other Major Investor's failure to do
   -------------------------
likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then held by all Fully-Exercising Investors (assuming full conversion and exercise of all convertible or exercisable securities).

                    (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.5(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                    (d) The right of first offer in this paragraph 2.5 shall not be applicable (i) to the issuance or sale of securities (or options therefor) to employees, consultants or directors pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to the issuance of up to 100,000 shares of Common Stock to vendors of the Company, (iii) to the issuance of securities in connection with strategic partnering arrangements approved by the Board of Directors (iv) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act pursuant to a registration statement, (v) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities previously subject to, or exempt from, this Section 2.5, (vi) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, the terms of which are approved by the Board of Directors of the Company, (vii) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the terms of which are approved by the Board of Directors of the Company, (viii) to the issuance or sale of the Series G Preferred Stock or Common Stock issued upon conversion of the Preferred Stock,
(ix) to the issuance of securities that, with unanimous approval of the Board of Directors of the Company (including a director elected by the holders of Series D Preferred Stock), are not offered to any existing shareholder of the Company, or (x) to stock splits, stock dividends or like transactions.

               2.6. Lock-Up Agreements.   The Company covenants that it will,
                    ------------------
subsequent to the Closing (as defined in the Series G Agreement), use its best efforts to have all officers and directors of the Company, and all one-percent (1%) securityholders, enter into lock-up agreements with Morgan Stanley & Co. Incorporated, substantially in the form attached to the Series G Agreement as Exhibit G.

          3.   Miscellaneous.
               -------------

               3.1  Successors and Assigns. Except as otherwise provided herein,
                    ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               3.2  Governing Law.  This Agreement and all acts and transactions
                    -------------
pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

               3.3  Counterparts.  This Agreement may be executed in two (2) or
                    ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               3.4  Titles and Subtitles.  The titles and subtitles used in this
                    --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               3.5  Notices.  Unless otherwise provided, any notice required or
                    -------
permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or confirmed fax, or (in the case of domestic recipients) five business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto or as subsequently modified by
                                 ---------
written notice.

               3.6  Expenses.  If any action at law or in equity is necessary to
                    --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               3.7  Entire Agreement; Amendments and Waivers. This Agreement
                    ----------------------------------------
(including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company, but in no event shall the obligations or rights of any Holder hereunder be materially increased or decreased, as applicable, in a manner different from all other Holders, except upon written consent of such Holder.

               3.8  Severability. If one or more provisions of this Agreement
                    ------------
are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(x) such provision shall be excluded from this Agreement, (y) the balance of the Agreement shall be interpreted as if such provision were so excluded and (z) the balance of the Agreement shall be enforceable in accordance with its terms.

               3.9  Aggregation of Stock.  For the purpose of determining the
                    --------------------
availability of any rights under this Agreement, the number of shares of Preferred Stock or Registrable Securities held by (i) affiliated entities or persons, (ii) any partner or retired partner of any Holder or Investor that is a partnership, (iii) any member or former member of any Holder or Investor that is a limited liability company, or (iv) any family member or trust or other entity primarily for the benefit of any individual Holder or Investor, shall be aggregated together.

               3.10 Indemnification.  The Company will indemnify members of the
                    ---------------
Board of Directors to the broadest extent permitted by applicable law and will indemnify each Investor for any claims brought against such Investor by any third party (including any other shareholder of the Company) as a result of the Company's Series E Preferred Stock financing, Series F Preferred Stock financing or Series G Preferred Stock financing.

               3.11 Waiver of Right of First Offer. By execution of this
                    ------------------------------
Agreement below, the holders of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and each of them, hereby consent to the issuance of the shares of Series G Preferred Stock to the Series G Purchasers as contemplated by the Series G Agreement and waive any rights to notice or to acquire shares of Series G Preferred Stock to which they may be entitled, including but not limited to those provided in Section 2.5 of the Existing Rights Agreement (such waiver intended to apply to all holders of Registrable Securities under the Existing Rights Agreement).

               3.12 Waiver of Registration Rights for Proposed Initial Public
                    ---------------------------------------------------------
Offering.   By execution of this Agreement below, the Holders and each of them,
---------
hereby acknowledge that the Company is considering an underwritten initial public offering of its Common Stock, which would involve the registration of a certain number of shares of such Common Stock with the SEC (the "Proposed
                                                                 --------
Offering"), and hereby agree and consent (such agreement and consent intended to
--------
apply to all holders of Registrable Securities under this Agreement), provided that the Proposed Offering is completed prior to June 30, 2000, to each of the following matters:

                    (a) The Holder hereby elects not to register or sell any of Holder's shares of Common Stock of the Company in connection with the Proposed Offering;

                    (b) The Holder hereby agrees to waive any registration rights and any notice requirements under Section 1.3 of this Agreement with respect to, or arising out of the sale of, the shares of Common Stock proposed to be offered by the Company in the Proposed Offering; and

                    (c) The Holder hereby agrees to waive any rights of first offer and any notice requirements under Section 2.5 of this Agreement with respect to, or arising out of the sale of, the shares of Common Stock proposed to be offered by the Company in the Proposed Offering.

                           [Signature Page Follows]

     The parties have executed this Seventh Amended and Restated Investors' Rights Agreement as of the date first above written.

COMPANY:                                     INVESTORS:

REPLAYTV, INC.
                                             __________________________________
                                             (Investor)

By: /s/ Earle H. LeMasters, III              By:_______________________________
    ---------------------------
    Earle H. LeMasters III,
    Chief Executive Officer                  Name:_____________________________
                                                   (print name of signatory)

    Address:
                                             Title:____________________________

1945 Charleston Road
Mountain View, CA 94043-1201

                                   EXHIBIT A
                                   ---------

                               Series G Investors


                Name/Address                   No. of Shares
                ------------                   -------------
News America Incorporated                         454,545
1211 Avenue of the Americas
New York, NY 10036
Attn: Janet Nova (Fax 212-852-7214)
      Steven Kuo (Fax 310-369-2443)

Adelphia Communications Corporation               454,545
One North Main Street
Coudersport, PA 16915
Attn: Colin Higgin
Facsimile:  814-274-6586
Chiggin@adelphia.net

Comcast Interactive Capital, LP                   454,545
1201 Market Street, Suite 2201
Wilmington, DE 19801
Telephone: 302-594-8700
Facsimile:  302-658-1600

Motorola, Inc.                                    272,727
Broadband Communications Sector
101 Tournament Drive
Horsham, PA 19044
Attn: Corporate Vice President and
      Director Business Development
      (Fax: 215-323-1111)
with a copy to General Counsel
  (Fax: 215-323-1300)

CSK Venture Capital Co., Ltd.                     454,545
7fl., Kenchiky-Kaikan Bldg., 5-6-20, Shiba,
Minato-ku, Tokyo 108, Japan
Telephone: 81-3-3457-5588
Facsimile: 81-3-3457-7070

With notice also to:
Sega of America Dreamcast, Inc.
650 Townsend Street
San Francisco, CA
Leonard Slootmaker
Facsimile: 415-701-6099
Slootml@sega.com
----------------

---------------------------------------------------------
TOTAL                                           2,090,907

                              Series A-F Investors


       Name/Address                                        No. of Shares
       ------------                                        -------------
Marc Andreessen or Michael Mohr, Trustees                  1,265,036  (Series C)
The Andreessen 1996 Living Trust,                             51,612  (Series D)
16615 Lark Avenue                                             26,667  (Series E)
Suite 101
Los Gatos, CA 95032

Benedek Family Trust dated 1/20/89                             5,333  (Series E)
c/o Peter Benedek
United Talent Agency
9560 Wilshire Blvd.
Beverly Hills, CA 90212

James Berkus                                                   5,333  (Series E)
United Talent Agency
9560 Wilshire Blvd.
Beverly Hills, CA 90212

Armyan Bernstein                                               6,667  (Series E)
c/o Tony LeWinter
LeWinter & Ross
16255 Ventura Blvd. Suite 600
Encino, CA 91436

Charles G. Betty                                               6,667  (Series E)
c/o Earthlink Network
3100 New York Drive
Pasadena, CA 91007

Kevin and Carol Bohren                                       645,160  (Series B)
P.O. Box 6632                                                395,324  (Series C)
Avon, CO 81620                                                51,612  (Series D)

Layne Leslie Britton                                           8,394  (Series E)
Replay Networks, Inc.
1945 Charleston Road
Mountain View, CA 94043-1201

       Name/Address                                        No. of Shares
       ------------                                        -------------
John Mark Box, Trustee                                       80,644  (Series B)
Mark Box Living Trust U/A 12/5/95
125 Fawn Lane
Portola Valley, CA 94028

J. David Cabello                                             46,666  (Series E)
18207 Theiss Mail Rt. Rd.
Spring, TX 77379

Catalyst Investments L.L.C.                               1,333,334  (Series E)
c/o Michael Dean
The Walt Disney Company
Vice President, Strategic Planning
500 S. Buena Vista Street
Burbank, CA 91521-0774

with a copy to:
   David K. Thompson
   The Walt Disney Company
   500 S. Buena Vista Street
   Burbank, CA 91521-0774

Gary Cosay                                                    5,333  (Series E)
United Talent Agency
9560 Wilshire Blvd.
Beverly Hills, CA 90212

CTV Inc.                                                    266,667  (Series E)
Attention:  Henry Eaton
9 Channel Nine Court
Scarborough, Ontario, Canada
M1S 4B5

with a copy to:  David Matlow (outside counsel)
 Goodman Phillips & Vineberg
 250 Yonge Street, Suite 2400
 Toronto, Ontario, Canada
 M5B 2M6

       Name/Address                                      No. of Shares
       ------------                                      -------------
Sky Dayton                                                 790,648  (Series C)
c/o Earthlink Network                                       13,333  (Series E)
3100 New York Drive
Pasadena, CA 91107

The Endeavor Agency                                         26,666  (Series E)
Ari Emanuel
cc:  Marty Adelstein
9701 Wilshire Blvd., 10th Floor
Beverly Hills, CA 90212

J. William Gurley                                          158,128  (Series C)
Benchmark Capital
2480 Sand Hill Road, Suite 200
Menlo Park, CA 94025

Kenneth B. Hertz                                             6,667  (Series E)
Hanson Jacobson Teller
450 N. Roxburty Drive 8th Floor
Beverly Hills, CA 90210

Tom Kartsotis                                              564,516  (Series B)
c/o Fossil Watch                                            26,667  (Series E)
2280 North Greenville
Richardson, TX 75082

Edward M. Kessler                                          453,470  (Series A)
14505 Arnerich Hill Road                                    80,644  (Series B)
Los Gatos, CA 95032                                         20,000  (Series E)

Anthony Kiedis                                              13,333  (Series E)
c/o Bill Vuylsteke
Provident Financial Management
10345 W. Olympic Blvd.
Los Angeles, CA 90064

KPCB Holdings Inc., as nominee                           7,870,968  (Series D)
2750 Sand Hill Road
Menlo Park, CA 94025

       Name/Address                                      No. of Shares
       ------------                                      -------------
Daniel J. Levin                                             13,333  (Series E)
Replay Networks, Inc.
1945 Charleston Road
Mountain View, CA 94043-1201

Liberty Media Corporation                                  533,334  (Series E)
c/o Joan Black
Sherman & Howard
633 Seventeenth Street, Suite 300
Denver, CO 80202

Matsushita-Kotobuki Electronics Industries               1,333,334  (Series E)
Ltd.                                                       909,091  (Series F)
Takuji Oishi
Mitsutomi Matsumoto
8-1 Furujin-machi, Takamatsu
Kagawa 760-0025
Japan
(Fax: 0897 53-5598)

with a copy to (outside counsel):
  Richard S. Millard
  Weil, Gotshal & Manges
  2882 Sand Hill Road
  Suite 280
  Menlo Park, CA 94025

Mark A. Medearis                                             7,906  (Series C)
Venture Law Group                                              933  (Series E)
2800 Sand Hill Road
Menlo Park, CA 94025

William Morris Agency, Inc.                                 33,333  (Series E)
Paul Bricault
cc:  Jerry Katzman
151 South El Camino Drive
Beverly Hills, CA 90212-2775

       Name/Address                                      No. of Shares
       ------------                                      -------------
Murdock Venture Partners                                  15,812   (Series C)
Attn.:  Claire Martell                                     4,667   (Series E)
2041 Mission College Blvd., Suite 159
Santa Clara, CA 95054

NBC Multimedia, Inc.                                     666,666   (Series E)

Aviv Nevo                                                 33,333   (Series E)
9440 Santa Monica Blvd. #600
Beverly Hills, CA 90210

Kevin O'Donnell                                           32,258   (Series D)
P.O. Box 10448                                            20,000   (Series E)
Beverly Hills, CA 90213

Guy Oseary                                                38,710   (Series D)
9348 Civic Center Drive                                   40,000   (Series E)
Beverly Hills, CA 90210

Ramsey Bierne Investment Partners, LLC                    20,000   (Series E)
c/o James H. Chung
Ramsey Beirne Associates, Inc.
500 Executive Blvd.
Ossining, NY 10562

Theodore H. Schell                                         6,667   (Series E)
c/o Sprint
2330 Shawnee Mission Parkway
Westwood, KS 66205

Showtime Networks, Inc.                                  266,667   (Series E)
Tom Hayden
1633 Broadway
New York, NY 10019

with a copy to:
  Viacom International Inc.
  1515 Broadway
  New York, NY 10036
  Attn:  General Counsel

       Name/Address                              No. of Shares
       ------------                              -------------
Reed Slatkin                                        32,258  (Series D)
890 N. Kellogg Avenue
Santa Barbara, CA 93111

Robert W. Stearns                                  355,790  (Series C)
38 Palmer Woods Drive                               25,806  (Series D)
The Woodlands, TX 77381                             33,333  (Series E)

Nicholas Stevens                                     5,333  (Series E)
United Talent Agency
9560 Wilshire Blvd.
Beverly Hills, CA 90212

Time Warner Inc.                                 1,333,334  (Series E)
c/o Clarissa C. Weirich
4000 Warner Boulevard
Burbank, CA 91522

with a copy to: Kevin Tsujihara
  Warner Brothers
  4000 Warner Boulevard
  Burbank, CA 91522

Tribune Company                                    645,160  (Series D)
Attn.: Lisa Wiersma                                666,667  (Series E)
435 North Michigan Avenue, Suite 600
Chicago, IL 60610

with a copy to (inhouse counsel):
  Daniel G. Kazan
  Tribune Company
  435 N. Michigan Avenue Suite 600
  Chicago, IL 60611

United Television, Inc.                            266,667  (Series E)
c/o John Siegel
650 California Avenue
7th Floor
San Francisco, CA 94108

       Name/Address                                   No. of Shares
       ------------                                   -------------
VLG Investments 1998                                      7,906  (Series C)
Attn. Elias J. Blawie
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA 94025

VLG Investments 1999                                      2,667  (Series E)
Attn: Elias J. Blawie
Venture Law Group
2800 Sand Hill Road
Menlo Par, CA 94025

James R. Von Her                                        645,160  (Series B)
c/o Zyvex LLC                                            25,806  (Series D)
251 W. Renner Parkway, Suite 166                         26,667  (Series E)
Richardson, TX 75080

Vulcan Ventures Incorporated                          1,290,322  (Series D)
Attn: Ed Harris / Scott Falls                           346,667  (Series E)
110--110/th/ Avenue, N.E.                               245,454  (Series F)
Suite 650
Bellevue, WA 98004-5862

Bill Vuylsteke                                            6,667  (Series E)
Provident Financial Management
10345 W. Olympic Blvd.
Los Angeles, CA 90064

Happy David Walters                                       6,667  (Series E)
Immortal Records
1650 21st Street
Santa Monica, CA 90404

Anthony J. Wood                                       2,040,600  (Series A)
                                                        241,934  (Series B)
                                                        158,128  (Series C)
                                                        103,226  (Series D)

       Name/Address                                      No. of Shares
       ------------                                      -------------
Donald R. Woodward and Annette M.                         10,000   (Series E)
Woodward, Trustees Under the Woodward
Family Trust dated 12/21/98
c/o Donald R. Woodward
610 Nandell Lane
Los Altos, CA 94024

Don Woodward                                              25,806   (Series D)
610 Nandell Lane
Los Altos, CA 94024

Barry Wood                                                 1,582   (Series C)

Donna Wood                                                 1,580   (Series C)

Grant Wood                                                 1,580   (Series C)

Lynn Wood                                                  1,582   (Series C)

Nicholas Wood                                              1,582   (Series C)

Jeremy Zimmer                                              5,333   (Series E)
United Talent Agency
9560 Wilshire Blvd.
Beverly Hills, CA 90212

       Name/Address                                      No. of Shares
       ------------                                      -------------
862686 Alberta Ltd.                                      454,545 (Series F)
Attn.: President
c/o Shaw Communications Inc.
Suite 900, 630 - 3/rd/ Avenue S.W.
Calgary, Alberta, Canada
T2P 4L4
Fax No.: 403-750-4506

copy to:
General Counsel and Secretary
Fax. No.: 403-750-7466

At Home Corporation                                      454,545 (Series F)
440 Broadway Street
Redwood City, CA 94063
Attn: General Counsel

copy to:
At Home Corporation
Mark Stevens
Executive Vice President,
Business Development
450 Broadway Street
Redwood City, CA 94063

Communicade Inc.                                         272,727 (Series F)
Attn.: Chief Financial Officer
c/o Omnicom Group Inc.
437 Madison Avenue
New York, NY 10022

Echostar                                                 909,090 (Series F)
5701 Santa Fe Drive
Littleton, CO 80120
Attn.: Mark Jackson
Ph.: 303-723-2600
Fax: 303-723-3902
Mark.jackson@echostar.com

       Name/Address                                      No. of Shares
       ------------                                      -------------
Grey Ventures, Inc.                                       90,909 (Series F)
777 3/rd/ Avenue
New York, NY 10017
Attn.: Lance Maerov

The Interpublic Group of Companies, Inc.                 272,727 (Series F)
1271 Avenue of the Americas
44/th/ Floor
New York, NY 10020
Attn: Nicholas Camera
Ph.: 212-399-8021
Fax: 212-399-8021
Gilbert Fuchsberg
Ph. 212-399-8134
Fax: 212-399-8285

Rogers Communications                                    454,544 (Series F)
c/o David Miller
333 Bloor Street East
Toronto Ontario
Canada
M4W1G9
Ph. 416-935-3546
Fax: 416-935-4600
Dmiller@rci.rogers.com

Scientific-Atlanta, Inc.                                 200,000 (Series F)
One Technology Parkway
Norcross, GA 30092
Attn.: Chris Arndt

Sharp Electronics Corporation                            454,545 (Series F)
P.O. Box 650
Sharp Plaza
Mahwah, NJ 07430-2135
Attention: Toshiyuki Tajima, Chairman of
the Board

       Name/Address                             No. of Shares
       ------------                             -------------
Universal Music Group, Inc.                     909,090 (Series F)
10 Universal City Plaza
Universal City, CA 91608
Attn.: President

Imperial Bancorp                                Warrant to Purchase 6,666 shares
2460 Sand Hill Road, Suite 102                  of Series E Preferred Stock
Menlo Park, CA 94025